EXHIBIT 10.4

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of July 31, 2008 (the “Effective Date”), by and between Information Systems Associates, Inc., a Florida corporation (the “Company) and all successor corporate entities, and William Gerhauser (the “Consultant”).  The Company and the Consultant are hereinafter each referred to as a “Party” and collectively as the “Parties.”

Preamble

WHEREAS, the Consultant has been providing and is agreeable to continue providing management related services to the Company for compensation as set forth below in the Agreement; and

WHEREAS, the Company desires to confirm and formalize its relationship with Consultant for its assistance.

NOW, THEREFORE, in consideration for the mutual obligations set forth below, the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Retention.  The Company confirms that since January 1, 2008 (the “Effective Date”) Consultant has been providing services to it, including without limitation those specified in paragraph 2 below, and Company hereby retains Consultant, and Consultant agrees, to provide such services for the term of the Agreement.

2. Consultant’s Duties.  Consultant’s duties have included and shall include general management assistance in connection with such things as developing and writing business plans; determining future business strategies; recruitment of directors and employees; determining how the Company can best raise funds; and looking for potential mergers and acquisitions.  In addition, the parties may determine and agree on additional duties and responsibilities or change the existing duties and responsibilities, as they may determine during the terms of this Agreement.

3. Term. The Agreement shall remain in effect until September 1, 2008.

4. Compensation.  The Company shall pay Consultant 500,000 shares of common stock (the “Shares”) of the Company that have not been registered under the Securities Act of 1933, as amended (the “Act”) and the transferability and resale of which Shares are restricted under the Act.

In addition to the foregoing payments, the Company shall pay for all pre-approved, verifiable out-of-pocket expenses of Consultant incurred by it in the course of performing services for the Company under this Agreement, including without limitation legal fees and travel costs.  Consultant shall obtain pre-approval from the Company and shall submit receipts to the Company.  Company shall make reimbursement within 10 days of submission of receipts by Consultant.

5. Shares.  Consultant represents and warrants that:

(a)  Consultant has acquired the Shares for investment purposes without a view to resell or distribute the Shares.

(b)   Consultant will not affect any sale or other disposition of the Shares except pursuant to an effective registration statement registering the Shares under the Act or pursuant to an available exemption from registration including pursuant to Rule 144 promulgated under the Act.

(c)  Consultant is an “accredited investor” as that term is defined under Regulation D promulgated under the Act.

Consultant agrees that the Shares shall bear a restrictive legend to the effect that transfer is prohibited except in transactions registered under the Act, or pursuant to an available exemption from registration including pursuant to Rule 144 promulgated under the Act.

6. Status.  Consultant is an independent contractor of the Company and this Agreement does not create any employment relationship.  Consultant is an independent business entity and has absolute control over the actual performance and results of its work.  Consultant is not relying on the Company, except to the extent the Companies obligated hereunder.  Consultant acknowledges that Consultant shall not be considered under the provisions of this Agreement, or otherwise, as having any employee status with the Company for any reason, including but not limited to, withholding taxes, social security and employment contributions, payroll taxes, workman’s compensation insurance, or as being entitled to participate in any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, stock, profit sharing, life insurance or similar or other arrangement.

7. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

8. Assignment.  Neither Party may assign this Agreement without the prior written consent of the other.

9. Governing Law; Venue; Jurisdiction. This Agreement has been negotiated and is being contracted for in the State of Florida.  It shall be governed by and interpreted in accordance with the laws of the State of Florida, regardless of any conflict-of-law provision to the contrary.  In any dispute arising out of or connected with this Agreement, each party consents to the exclusive jurisdiction of the courts of the State of Florida or the federal district court for Florida; each party consents to the personal jurisdiction of such courts; and each party waives any objection to personal jurisdiction or venue.

10. Attorney’s Fees.  If any legal action or other proceeding (including but not limited to binding  arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the  provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney’s fees (including for appeals and collection  and including the actual cost of in-house counsel, if any) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

11. Authority.  The representatives of each Party executing this Agreement are duly authorized to do so, and each party has taken all action required for valid execution.

12. Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, or by express mail service substantially equivalent to Federal Express, addressed as follows:

To Consultant: William Gerhauser
212 Piccadilly
London W1J9HG

To ISA: Information Systems Associates, Inc.
1151 SW 30th Street, Suite E
Palm City, Florida 34990
Telephone: 772.403.2992 Ext. 11

13. Severability.  If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

14. Counterparts and Facsimile.  This Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.  A fax, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

15. Benefit of Agreement.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

16. Captions.  The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

17. Number and Gender.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identify of the Party or Parties, or their personal representatives, successors and assigns may require.

18. Further Assurances.  The Parties hereby agree to act, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, he required herein to effect the intent and purpose of this Agreement.

19. Construction.  The language in this Agreement is a product of negotiations and shall be construed as a whole according to its fair meaning, without implying a presumption that its terms shall be more strictly construed against either party as drafter of the document.

20. Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS AGREEMENT TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO.

IN WITNESS WHEREOF, the parties have executed this agreement below as of the date first set forth above.

Information Systems Associates, Inc.

    /s/ William Gerhauser                                          By     /s/ Joseph Coschera
William Gerhauser                                                  Joseph Coschera, President